EXHIBIT 10.1

HSBC BANK USA, NATIONAL ASSOCIATION

452 Fifth Avenue

New York, New York 10018

August 13, 2020

GRAHAM CORPORATION

20 Florence Avenue

Batavia, New York 14020

(the “Company”)

Gentleman:

Reference is made to your uncommitted discretionary demand facility as set forth in the letter dated May 1, 2020 between HSBC Bank USA, N.A (“Bank”) and Company (as supplemented and amended from time to time, the “Agreement”).

This shall confirm our mutual understanding and agreement that effective as of the date hereof, the Agreement shall be amended and restated as follows:

1.	The first paragraph under the heading General Terms of the Facility on page 2 of the Agreement is hereby deleted in its entirety and replaced with:

Borrowings and any other extensions of credit and obligations under the Facility shall be cash collateralized.

Except as herby modified and amended, all terms and provision of the Agreement shall remain in full force and effect.

Please indicate Company’s acceptance of the foregoing by signing and returning the enclosed copy of this letter.

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INTERNAL

Very truly yours,

HSBC Bank USA, National Association

By:  /s/ JOSEPH W. BURDEN

            Joseph W. Burden

            Vice President

AGREED TO AND ACCEPTED:

GRAHAM CORPORATION

By:  /s/ JEFFREY F. GLAJCH

Jeffrey F. Glajch

            Chief Financial Officer